CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                                  PHOTOLOFT.COM

     Photoloft.com  (the  "COMPANY"), a corporation organized and existing under the  General  Corporation  Law of the State of Nevada, does hereby certify that,

pursuant  to  authority  conferred upon the Board of Directors of the Company by the  Certificate  of  Incorporation  of the Company, and pursuant to the General

Corporation  Law  of' the State of Nevada, the Board of Directors of the Company

at  a  meeting  duly  held,  adopted resolutions (i) authorizing a series of the

Company's  authorized  preferred  stock,  $.001  par  value  per share, and (ii)

providing  for  the  designations,  preferences  and  relative,  participating,

optional  or  other  rights, and the qualifications, limitations or restrictions thereof,  of  900 shares of Series B Convertible Preferred Stock of the Company,

as  follows:


     RESOLVED, that the Company is authorized to issue 900 shares of Series B Convertible Preferred Stock (the "SERIES B PREFERRED SHARES"), $.001 par value per share, which shall have the following powers, designations, preferences and other special rights:

1.     Dividends.  The  Series  B Preferred Shares shall not bear any dividends.
       ---------

2.     Holder's  Conversion  of  Series B Preferred Shares. A holder of Series B
       ---------------------------------------------------
Preferred Shares shall have the right to convert the Series B Preferred Shares into shares of the Company's common stock, $.001 par value per share (the "COMMON STOCK"), on the following terms and conditions:

     (a)  Conversion  Right.  Subject  to Section 2(e) hereof, the holder of the
          -----------------
Series B Preferred shall be entitled to convert all the Series B Preferred Shares into that number of fully paid and nonassessable shares of the Company's Common Stock equal to fifty percent (50%) of the Company's Common Stock then outstanding , calculated on a fully-diluted basis (including all issued and outstanding Common Stock, the exercise or conversion of all other securities exercisable for or convertible into Common Stock, and the fulfillment of any other written commitments of the Company to issue or sell Common Stock) (such calculation shall be referred to herein as the "Conversion Rate"), subject to Sections 2(c), 2(d)(i) and 2(g) hereof.

      (b)  Adjustment to Conversion Rate - Dilution and Other Events.In order to
           ----------------------------------------------------------
prevent dilution of the rights granted under this Certificate of Designations, the Conversion Rate will be subject to adjustment from time to time as provided in this Section 2(b).

          (i) Adjustment of Fixed Conversion Price upon Subdivision or Combination of Common Stock.If the Company at any time subdivides (by any stock split, stock dividend, re-capitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately adjusted. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately adjusted.

          (ii) Reorganization, Reclassification, Consolidation, Merger, or Sale. Upon any recapitalization, reorganization, reclassification or consolidation of the Company which does not constitute an Organic Change (as defined in Section 2(e) hereof), holders of the Series B Preferred Shares then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such recapitalization, reorganization, reclassification or consolidation, and the holders of the Series B Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Company into which such Series B Preferred Shares could have been converted immediately prior to such event would have been entitled. This provision shall similarly apply to successive recapitalizations, reorganizations, reclassifications, or consolidations.

          (iii) Notices.

               (A) Immediately upon any adjustment of the Conversion Price, the Company will give written notice thereof to each holder of Series B Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (B) The Company will give written notice to each holder of Series B Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               (C) The Company will also give written notice to each holder of Series B Preferred Shares at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

     (c)  Purchase Rights.If at any time the Company grants, issues or sells any
          ----------------
options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then the holder(s) of Series B Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder(s) had held the number of shares of Common Stock acquirable upon complete conversion of the Series B Preferred Shares immediately before the date an which a record is taken for the grant issuance or sale of such Purchase
Rights, or, if no such record is taken, the date as of which the record holder(s) of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     (d)  Mechanics  of  Conversion.Subject  to the Company's inability to fully
          --------------------------
satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 3 below:

               (i) Holder(s) Delivery Requirements.To convert Series B Preferred Shares into full shares of Common Stock at any time within thirty (30) days of the date hereof (and, in no case later than the thirtieth
          (30th) day after the date hereof) (the "Conversion Date") , the holder(s) thereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Eastern Standard Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto (the "CONVERSION NOTICE") to the Company or its designated transfer agent (the "TRANSFER AGENT"), and (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the original certificates representing the Series B Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "PREFERRED STOCK CERTIFICATES") and the originally executed Conversion Notice.

               (ii) Company's Response.Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via Facsimile, a confirmation of receipt of such Conversion Notice to such holder(s). Upon receipt by the Company or its Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or the Transfer Agent (as applicable) shall, within five (5) business days following the date of receipt, (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder(s) or its designee, for the number of shares of Common Stock to which the holder(s) shall be entitled or {B) credit the aggregate number of shares of Common Stock to which the holder shall be entitled to the holder(s) or its designee's balance account at The Depository Trust Company.

               (iii) Dispute Resolution.In the case of a dispute as to the determination of the Conversion Rate, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder(s) via facsimile within three (3) business days of receipt of such holder(s) Conversion Notice. If such holder(s) and the Company are unable to agree upon the determination of the Conversion Rate within two (2) business days of such disputed determination or arithmetic calculation being submitted to the holder(s), then the Company shall within one (1) business day submit via facsimile the disputed arithmetic calculation of the Conversion Rate to its independent, outside accountant. The Company shall cause the accountant to perform the determination and notify the Company and the holder(s) of the results no later than forty-eight (48) hours from the time it receives the disputed calculations. Such accountant's determination shall be binding upon all parties absent manifest error.

               (iv) Record Holder(s).The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Series B
          Preferred Shares shall be treated for all purposes as the record holder(s) of such shares of Common Stock on the Conversion Date.

     (e)  Mandatory Conversion.On the first to occur of (i) the thirtieth (30th)
          ---------------------
day from the date hereof or (ii) a sale of all or substantially all of the Company's assets to another Person (as defined below) or a merger or similar transaction which is effected in such a way that the Company is not the surviving entity or shares of Common Stock of the Company are to be cancelled in exchange for value (referred to herein as in "ORGANIC CHANGE") (for purposes of this Agreement, "PERSON" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof), then all such Series B Preferred Shares shall automatically be converted as of such date (all Series B Preferred Shares shall be converted as of the closing of said Organic Change as if the holder(s) of such Series B Preferred Shares had given the Conversion Notice on the date of such closing and the Conversion Date had been fixed as of the date of such closing) in accordance with this Section 2, and all holders of Series B Preferred Shares shall within two (2) business days thereafter surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company or its Transfer Agent. No person shall thereafter have any rights in respect of Series B Preferred Shares, except the right to receive shares of Common Stock on conversion thereof as provided in this Section 2.

     (f)  Fractional Shares. The Company shall not issue any fraction of a share
          -----------------
of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of the Series

B Preferred Shares by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of it share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.


 3.     Inability  to  Fully  Convert.
        ------------------------------

     (a)     Holder(s)  Option  if  Company  Cannot Fully Convert.If at any time
             -----------------------------------------------------
after the Effective Date, upon the Company's receipt of a Conversion Notice, the Company does not issue shares of Common Stock which are registered for resale under the Registration Statement within five (5) business days of the time required in accordance with Section 2(e) hereof, for any reason or for no reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the roles or regulations of any stock exchange, inter-dealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities from issuing all of the Common Stock which is to be issued to a holder(s) of Series B
Preferred Shares pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered and eligible for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder(s) Conversion Notice and pursuant to Section 2(e) above and, with respect to the unconverted Series B Preferred Shares, the holder(s), solely at such holder(s) option, can, in addition to any other remedies such holder may have hereunder, under the Stock Purchase Agreement, under the Registration Rights Agreement, at law or in equity, elect to:

               (i) require the Company to redeem from such holder(s) those Series B Preferred Shares for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice ("Mandatory Redemption") at a price per Series B Preferred Share (the "Mandatory Redemption Price") equal to the greater of x) 120% of the Liquidation Value of such share and (y) the Redemption Rate as of such Conversion Date;

               (ii) if the Company's inability to fully convert Series B Preferred Shares is pursuant to Section 3(a)(z) above, require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2(e) above; or

               (iii) void its Conversion Notice and retain or have returned, as the case may be, the nonconverted Series B Preferred Shares that were to be converted pursuant to such holder's Conversion Notice.

4.     Reissuance  of  Certificates.  In the event of a conversion or redemption
       ----------------------------
pursuant to this Certificate of Designations of less than all of the Series B Preferred Shares represented by a particular Preferred Stock Certificate, the

Company shall promptly cause to be issued and delivered to the holder of such Series B Preferred Shares a Preferred stock certificate representing the remaining Series B Preferred Shares which have not been so converted or redeemed.

5.     Reservation  of Shares. The Company shall, so long as any of the Series B
       -----------------------
Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Shares, such number of Shares of Common Stock as shall from time to time be sufficient to affect the conversion of all of the Series B Preferred Shares. If at any time, the Company does not have available an amount of authorized and unissued shares of Common Stock necessary to satisfy full conversion of all of the Series B Preferred Shares outstanding, the Company shall call and hold a special shareholders meeting within sixty (60) days of such occurrence, for the sole purpose of increasing the number of shares authorized. Furthermore, management of the Company shall recommend to the shareholders to vote in favor of increasing the number of common shares authorized. Management shall also vote all of its shares of Common Stock in favor of increasing the number of shares of Common Stock authorized.

6.     Voting  Rights.  Holder(s)  of  Series  B  Preferred Shares shall have no
       ---------------
voting rights, except as required by law, including but not limited to the General Corporation Law of the State of Nevada and as expressly provided in this Certificate of Designations.

7.     Liquidation,  Dissolution,  Winding-Up.  In the event of any voluntary or
       --------------------------------------
involuntary liquidation, dissolution, or winding up of the Company, the holder(s) of the Series B Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "PREFERRED FUNDS"), after any amount shall be paid to the holders of the Series A Preferred Stock but before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series B Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Series B Preferred Share equal to the sum of $10 (such sum being referred to as the "LIQUIDATION VALUE"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series B Preferred Shares and holder(s) of shares of other classes or series of preferred stock of the Company that are of equal rank with the Series B Preferred Shares as to payments of Preferred Funds (the "PARI PASSU SHARES"), then each holder of Series B
Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights as a percentage or the full amount of Preferred Funds payable to all holders of Series B Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class in any manner permitted by law, shall not for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially ail of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Series B Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein.

8.     Preferred  Rate.  All  shares  of Common Stock shall be of junior rank to
       ---------------
all Series B Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution, and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Series B Preferred Shares. The Series B Preferred Shares shall be of greater rank than any series of Common or Preferred Stock hereinafter issued by the Company. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series B Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Series B Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series B Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or make any resolution of the board of directors with the Nevada Secretary of State containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Series B Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Series B Preferred Shares shall maintain their relative powers, designations, and preferences provided for herein and no merger shall result inconsistent therewith.

9.     Restriction  on  Redemption  and  Dividends.
       --------------------------------------------

     (a)  Restriction  on  Dividend.If  any  Series  B  Preferred  Shares  are
          --------------------------
outstanding, without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series B Preferred Shares, the Company shall not directly or indirectly declare, pay or make any dividends or other distributions upon any of the Common Stock so long as written notice thereof has been given to holders of the Series B Preferred Shares at least 30 days prior to the earlier of (a) the record date taken for or (b) the payment of any such dividend or other distribution. Notwithstanding the foregoing, this
Section 9(a) shall not prohibit the Company from declaring and paying a dividend in cash with respect to the Common Stock so long as the Company: (i) pays simultaneously to each holder of Series B Preferred Shares an amount in cash equal to the amount such holder(s) would have received had all of such holder(s) Series B Preferred Shares been converted to Common Stock pursuant to Section 2 hereof one business day prior to the record date for any such dividend, and (ii) after giving effect to the payment of any dividend and any other payments required in connection therewith including to the holder(s) of the Series B Preferred Shares under clause 9(a)(i) hereof, the Company has in cash or cash equivalents an amount equal to the aggregate of: (A) all of its liabilities reflected on its most recently available balance sheet, (B) the amount of any indebtedness incurred by the Company or any of its subsidiaries since its most recent balance sheet and (C) 125% of the amount payable to all holder(s) of any shares of any class of preferred stock of the Company assuming a liquidation of the Company as the date of its most recently available balance sheet.

     (b)  Restriction  on  Redemption.If  any  Series  B  Preferred  Shares  are
          ----------------------------
outstanding, without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series B Preferred Shares, the Company shall not directly or indirectly redeem, purchase or otherwise acquire from any person or entity' other than from a direct or indirect wholly-owned subsidiary of the Company, or permit any subsidiary of the Company to redeem, purchase or otherwise acquire from any person or entity other than from the Company or another direct or indirect wholly-owned subsidiary of the Company, any of the Company's or any subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities).

10.     Vote  to  Change the Terms of Series B Preferred Shares. The affirmative
        -------------------------------------------------------
vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Series B Preferred Shares, shall be required for any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series B Preferred Shares.

11.     Lost  or  Stolen  Certificates.  Upon receipt by the Company of evidence
        ------------------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Series B Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder(s) contemporaneously requests the Company to convert such Series B Preferred Shares into Common Stock.

12.     Withholding  Tax  Obligations.  Notwithstanding  anything  herein to the
        -----------------------------
contrary, to the extent that the Company receives advice in writing from its counsel that there is a reasonable basis to believe that the Company is required by applicable federal laws or regulations and delivers a copy of such written advice to the holders of the Series B referred Shares so effected, the Company may reasonably condition the making of any distribution (as such term is defined under applicable federal tax law and regulations) in respect of any Series B Preferred Shares on the holder of such Series B Preferred Shares depositing with the Company an amount of cash sufficient to enable the Company to satisfy its withholding tax obligations (the "WITHHOLDING TAX") with respect to such distribution, Notwithstanding the foregoing or anything to the contrary, if any holder of the Series B Preferred Shares so effected receives advice in writing from its counsel that there is a reasonable basis to believe that the Company is not so required by applicable federal laws or regulations and delivers a copy of such written advice to the Company, the Company shall not be permitted to condition the making of any such distribution in respect of any Series B Preferred Share on the holder of such Series B Preferred Shares depositing with the Company any Withholding Tax with respect to such distribution, provided,
                                                                       ---------
however,the Company may reasonably condition the making of any such distribution
-------
in respect of any Series B Preferred Share on the holder of such Series B Preferred Shares executing and delivering to the Company, at the election of the holder, either: (i) if applicable, a property completed Internal Revenue Service Form 4224, or (a) an indemnification agreement in reasonably acceptable form, with respect to any federal tax liability, penalties and interest that may be imposed upon the Company by the Internal Revenue Service as a result of the Company's failure to withhold in connection with such distribution to such holder. If the conditions in the preceding two sentences are fully satisfied, the Company shall not be required to pay any additional damages if its failure to timely deliver any Conversion Shares results solely from the holder(s) failure to deposit any withholding tax hereunder or provide to the Company an executed indemnification agreement in the form reasonably satisfactory to the Company.



IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Jack Marshall, its President, and Lisa Marshall, its Secretary, as of the 10th day of May, 2000.


PHOTOLOFT.COM


By:  /S/  Jack  Marshall
Name:  Jack  Marshall
Title:  President


By:  /S/  Lisa  Marshall
---
Name:  Lisa  Marshall
---------------------
Title:  Secretary
-----------------

[Notarization]
--------------

                         PHOTOLOFT.COM CONVERSION NOTICE

     Reference is made to the Certificate of Designations, Preferences and Rights of Photoloft.com (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, $.001 par value per share (the "Series B Preferred Shares") of Photoloft.com, a Nevada corporation (the "Company") indicated below into shares of Common Stock, $.001 par value per share (the "Common Stock") of the Company, by tendering the stock certificate(s) representing the share(s) of Series B Preferred Shares specified below as of the date specified below.

     The undersigned acknowledges that any sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series B Preferred Shares shall be made only pursuant to (i) a registration statement effective under the Securities Act of 1933, as amended (the "Act"), or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the Act.

                    Date  of  Conversion:

                    -------------------------------------------

                    Number  of  Series  B
                    Preferred  Shares  to  be  converted:

                    -------------------------------------------

                    Stock certificate no(s) of Series B Preferred Shares To be converted:

                    -------------------------------------------

Please  confirm  the  following  information:

                    Conversion  Rate:

                    -------------------------------------------

                    Number  of  shares  of  Common  Stock
                    To  be  issued:

                    -------------------------------------------

Please issue the Common Stock into which the Series B Preferred Shares are being converted in the following name and to the following address:

                    Issue  to:

                    -------------------------------------------

                    Facsimile  Number:

                    -------------------------------------------

                    Authorization:

                    -------------------------------------------

                    By:
                    Title:
                    Dated:


ACKNOWLEDGED  AND  AGREED:

PHOTOLOFT.COM


By:
Name:
Title:

Dated: